UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 30, 2024, Virpax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release announcing the results of a Maximum Tolerated Dose (“MTD”) study in Sprague-Dawley Rats for Probudur. The study was designed to determine the MTD of free bupivacaine, Probudur, and Probudur plus free bupivacaine when administered as a single subcutaneous injection to the wound. The dosing ranges were selected based on a prior preliminary study. All doses of Probudur were well-tolerated. The Company is conducting IND enabling animal toxicology studies and the first planned human study will be a Phase 1b study.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release of Virpax Pharmaceuticals, Inc., dated April 30, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: April 30, 2024	By:	/s/ Gerald Bruce
	Name:	Gerald Bruce
	Title:	Chief Executive Officer

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